                                    AMENDMENT
                                     TO THE
                      MUTUAL BUSINESS DEVELOPMENT AGREEMENT

         Amendment dated as of September 1, 1998 (the "Amendment") to the MUTUAL BUSINESS DEVELOPMENT AGREEMENT dated as of October 8, 1996 (the "MBDA"), as amended, between THE CREDIT STORE, INC. a Delaware corporation (the "Company") and EIKOS MANAGEMENT LLC, an Isle of Man limited liability company ("Eikos").

                              W I T N E S S E T H:

         WHEREAS, the Company is the successor by merger to Service One International Corporation ("SOIC"), one original signatory to the MBDA; and

         WHEREAS, Eikos, the Non-U.S. Based Enterprise, is the assignee of the MBDA, as amended, including Sections 3 and 4 of the First Amendment (hereafter defined) from the O. Pappalimberis Trust (the "Trust"), the other original signatory to the MBDA and First Amendment; and

         WHEREAS, the Company, SOIC, Eikos, the Trust and certain other parties entered into those certain Amendments to Mutual Business Development Agreement, Non-Competition Agreement and Stock Purchase Agreement dated as of December 16, 1997 (the "First Amendment") amending, among other things, certain provisions of the MBDA; and

         WHEREAS, the Company desires an option from Eikos to terminate its interest in the MBDA, and Eikos desires to provide an option to the Company, on the terms and conditions set forth herein and Eikos desires to extend the term of the Agreement in the event such option is not exercised; and

         WHEREAS, for the considerations set forth herein and in order to facilitate the method of payment and accounting therefor under the MBDA, the Company and Eikos have agreed to amend certain of the terms of the MBDA; and

         WHEREAS, as a condition of the aforesaid amendment, the parties have agreed to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

  1.     Section 2 of the MBDA is amended in its entirety to read as follows:

                   Term. The term of the Agreement ("Term") shall commence on October 8, 1996 and shall expire at the close of business on May 31, 2005 (the "Termination Date"), provided, however, that if the Company shall exercise the Option as provided in Subsection 3(c)(v), the Agreement shall terminate on the earlier of the receipt of Final Option Payment or the Termination Date.

  2. Section 4 of the First Amendment is hereby deleted in its entirety.

  3. Sections 3(a) through 3(c) of the MBDA are amended in their entirety to read as follows:

                            (a) Upon notice to the Company that the Trust has
completed the formation, organization, and initial financing of the Non-U.S. Based Enterprise, and without regard to any other activity or the success thereof, as full compensation therefor, the Company shall pay the Trust or if the Trust forms a separate entity (whether or not a corporate entity) the Company shall pay to such entity:

                                    (i) within four days after the signing of
this Agreement and thereafter prior to or on the fifth day of each of the 11 subsequent calendar months, a base fee in the amount of $42,500 (net of any amounts of such payment required to be withheld under applicable law, if any); and, in addition,

                                    (ii) with respect to Net Proceeds upon the
Disposition of a Portfolio (as such terms are defined in Subsection 3(b)) owned by the Company or any Company Affiliate (as defined in Subsection 7(r)(ii) hereof) at any time during the Term or a credit card account becoming a Qualifying Receivable (as defined below) at any time during the Term, an amount equal to 5% of such Net Proceeds (net of any amounts required to be withheld under applicable law and regulations); provided that, subject to the provisions of Subsection 3(d) and 3(e), no such payment shall be made if the aggregate amount of the 5% Fee (as defined below) plus Monthly Payments (as defined below paid to the Trust hereunder equals $24,000,000 (The parties acknowledge that this amount was reduced from the $25,000,000 figure that originally appeared in the MBDA as a result of the Consideration, as that term is defined in the First Amendment, that is to be deducted from the payment of the 5% Fee.). Notwithstanding the foregoing, if a Portfolio is owned by the Company during the Term, or Additional Term (as defined below), any Net Proceeds or other collections with respect to such Portfolio received after the Term or Additional Term shall nevertheless be treated as having been received during the Term or Additional Term, as the case may be.


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

                                    The fees described in sections a) through e)
below (referred to herein collectively as the "5% Fee") shall be earned and, subject to Section 3(c), paid in accordance with the following schedule:

                                        a)   Upon the earlier to occur of
                                             delivery of the originated Balance
                                             Transfer Amount to a
                                             "pre-securitization credit
                                             facility" (warehouse line) or a
                                             credit card account becoming a
                                             Qualifying Receivable, an amount
                                             equal to 5% of the related Net
                                             Proceeds shall be deemed earned, of
                                             which 25% shall be payable to the
                                             Trust.

                                        b)   After occurrence of either of the
                                             above events, upon the earlier to
                                             occur of delivery of the
                                             receivables, as to which a fee was
                                             earned under section a) above, to a
                                             securitization facility (or any
                                             other Disposition) or the passage
                                             of 11 months from the Credit Card
                                             Origination Date, the 75% balance
                                             of the earned, but unpaid, 5% Fee
                                             shall be payable to the Trust.

                                        c)   If following the Credit Card
                                             Origination Date an Account does
                                             not become a Qualifying Receivable
                                             and has not been delivered to a
                                             "pre-securitization credit
                                             facility" (warehouse line), or a
                                             securitization facility and
                                             Disposition has not been effected
                                             with respect to such Account, no
                                             amount of the 5% Fee shall be
                                             earned or paid until the first day
                                             of the 11th month after the Credit
                                             Card Origination Date and, on that
                                             date, if the Account is or becomes
                                             Current, the full 5% of the Net
                                             Proceeds shall be payable to the
                                             Trust with respect to such Account.


                                        d)   If on the first anniversary of the
                                             Credit Card Origination Date of an
                                             Account, no amounts have previously
                                             been paid to the Trust with respect
                                             to such Account and the Account is
                                             not more than 59
                                             days delinquent, a fee equal to
                                             2 1/2 percent of the Balance
                                             Transfer Amount with respect to
                                             such Account shall be payable to
                                             the Trust.

                                        e)   With respect to any Subpar Account,
                                             as defined below, an amount equal
                                             to 5% of all cash collections and
                                             profits from resale shall be
                                             payable to the Trust when received.
                                             "Subpar Account" shall mean any
                                             Account, with respect to which cash
                                             or profits from resale is received
                                             and which did not result in a
                                             Balance Transfer Amount or payment
                                             of any fee hereunder. "Cash
                                             collections" as used in this
                                             Subsection (e) shall exclude that
                                             portion of any cash collections
                                             from Subpar Accounts that the
                                             Company is required to pay to
                                             sellers from whom the Company
                                             purchased Accounts, participants or
                                             brokers in which the Company has
                                             neither a direct or indirect
                                             ownership interest. "Profits from
                                             resale" shall be determined by
                                             allocating to each Subpar Account
                                             its pro rata acquisition cost
                                             (purchase price and capitalized
                                             costs of acquisition, including
                                             broker's and attorney's fees and
                                             electronic data scrubbing costs)
                                             based upon the number of Accounts
                                             in the Portfolio with which it was
                                             acquired and subtracting therefrom
                                             its pro rata sales price (sales
                                             price minus broker's and attorney's
                                             fees) based upon the number of
                                             Accounts in the Portfolio with
                                             which it is sold.

                            (b) For this Purpose:

                                    (i) "Account" means the contractual account
or other agreement between a consumer and the issuer of the credit (including, but not limited to, credit card, consumer installment and automobile lenders) or its assignee as creditor of such account, irrespective of whether the account debtor's obligation was discharged in bankruptcy.

                                    (ii) "Balance Transfer Amount" means any
newly established receivable balance originated or acquired by the Company by way of an Account, which is not to include new charges on the Account subsequent to the initial receivable amount. Subject to the provisions of the next sentence, all computations of the 5% Fee shall be derived using the original Balance Transfer Amount irrespective of whether the cardholder has paid principal down below the original Balance Transfer Amount or charged more than the Balance Transfer Amount at the time of any of the 5% Fee payment obligations. If the Company is obligated with respect to Accounts with a Balance Transfer Amount to pay proceeds from the sale, financing, securitization or collections thereon to sellers from whom the Company purchased Accounts, participants or brokers in which the Company has neither a direct or indirect ownership interest, then the amount of such payments shall be deducted form the Balance Transfer Amount of such. Accounts and the amount of marketing, servicing fees or any other income received from such sellers from whom the Company purchased Accounts or participants for such Accounts shall be added to the Balance Transfer Amount; provided, however, that the Balance Transfer Amount shall never exceed the original Balance Transfer Amount. If payments to or receipt of income from such sellers from whom the Company purchased Accounts, participants and brokers occurs after the calculation or payment of the 5% Fee, then the amount of the 5% Fee shall be recalculated to take account for such payments or income.

                                    (iii) "Base Proceeds" of a Disposition means
20% of the total Balance Transfer Amount of a Portfolio pursuant to the agreements or instruments relating to such Disposition.

                                    (iv) "Credit Card Origination Date" means
the recorded date that the credit card account is booked on the credit card system (FDR or other such similar system.

                                    (v) "Current" means, with respect to an
Account, that there is no payment which is unpaid more than ten days after the due date.

                                    (vi) "Disposition" means with respect to a
Portfolio any sale, securitization or other disposition of any interest in a Portfolio (or the accounts receivable generated upon collection of amounts owed on Accounts included in the Portfolio) that results in the actual receipt of Proceeds by the Company or any Company Affiliate.

                                    (vii) "Net Proceeds" of a Disposition means
the Proceeds of such Disposition after deduction of the Base Proceeds of such Disposition.

                                    (viii) "Portfolio" means a group of Accounts
acquired or originated by the Company prior to expiration of the Term, without regard to the time of any Disposition or other event requiring payment to take place.


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

                                    (ix) "Proceeds" of a Disposition means
eighty percent (80%) of the newly originated Balance Transfer Amount or credit card receivable.

                                    (x) "Qualifying Receivable" means any
Balance Transfer Amount on which the cardholder has made three consecutive payments, any two of which must have been made no later than ten days after the payment due date, and any one payment must not have been made more than 29 days past its scheduled due date.

                            (c) Payments and Option.

                                    (i) From the date of this Amendment until
May 31, 2005 (at which time the Initial Final Payment, if any, shall be due), the Company shall not make any payments of the 5% Fee to the Trust. Provided that the Company has not exercised the Option as provided in Subsection (v) below, commencing June 1, 1999 and on the first day of each succeeding month during the Term, the Company shall pay to the Trust or its assignee on account of the 5% Fee (A) the sum of $75,000 in immediately available funds (the "Monthly Payment"), and (B) at the option of the Company, $22,500 in immediately available funds or $25,000 in aggregate principal amount of current credit card receivables for which at least one payment has been received on each associated account (the "Deferral Fee"). The payment of the Monthly Payment and the Deferral Fee shall only become due and payable by the Company upon its receipt of reasonable resolutions or evidence of entity authority (and individual authority on behalf of the entity) to execute and deliver this Amendment. As used herein, "current credit card receivables" shall mean receivables associated with credit card accounts for which the minimum required payments are not more than 30 days past the statement due date and not otherwise in default under any applicable account agreements. Notwithstanding the foregoing, if the Monthly Payment and Deferral Fee are not timely paid, then the amount of such nonpayment shall be subject to the provisions of Section 3 (d) below for purposes of determining if the Company has failed to pay any amount in excess of the Threshold Amount during any year (measured from June 1 through May 31). For purposes of Section 3 (d), the Company shall been deemed to have fully and timely paid all amounts of the 5% Fee required to be paid from October 8, 1996 through June 1, 1998. With respect to credit card receivables delivered to the Trust as payment of the Deferral Fee or which were delivered prior to the date of this Amendment as payment of the 5% Fee, the following provisions shall apply from and after the date of this Amendment:

                                        a)   Effective as of the delivery date
                                             of the credit card receivables, the
                                             Trust agrees to assume all
                                             obligations of the Company to
                                             cardholders under the respective
                                             cardholder agreements that



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


                                             are to be performed on or after the
                                             delivery date. Such obligations
                                             assumed by the Trust shall include
                                             (a) funding by the Trust of all new
                                             purchases and cash advances on the
                                             credit card accounts made after the
                                             delivery date, and (b) all
                                             liability for cardholder claims for
                                             fraud, refunds, reversals or
                                             charge-backs made with respect to
                                             charges on the credit card accounts
                                             for charges made after the delivery
                                             date. The Trust, on a quarterly
                                             basis, shall place on deposit with
                                             the Company an amount equal to the
                                             contingent liability and reserve
                                             requirements under the Company's
                                             agreements with the issuing bank
                                             for such credit card accounts
                                             ("Reserve Deposit"). Except as
                                             specifically provided in this
                                             Agreement, the transfer of the
                                             credit card receivables is made
                                             without recourse to the Company,
                                             and are transferred "as is",
                                             without any representation or
                                             warranty of any kind, nature or
                                             extent. The Company represents and
                                             warrants that as of the delivery
                                             date (i) it has full right to
                                             transfer the credit card accounts
                                             free and clear of any encumbrance,
                                             lien or pledge, (ii) the Balance
                                             Transfer Amount on the Credit Card
                                             Origination Date had not been
                                             discharged in bankruptcy, and (iii)
                                             the obligations represented by the
                                             credit card receivables, are valid,
                                             duly enforceable in accordance with
                                             their terms and are not subject to
                                             any defenses, offsets,
                                             counterclaims or claims for
                                             avoidance, reduction, expungement
                                             or subordination.

                                        b)   The Company shall service the
                                             credit cards pursuant to the terms
                                             and provisions set forth in Exhibit
                                             "A" attached hereto. Each time the
                                             total balance of credit card
                                             receivables that
                                             the Company is servicing for the
                                             Trust (including the balance of
                                             receivables that may have been
                                             transferred to third parties)
                                             equals $500,000 or more
                                             (irrespective of the delinquency
                                             status of the receivables), then
                                             the Trust, at its expense
                                             (including the payment or
                                             reimbursement of system and
                                             conversion fees) shall transfer all
                                             credit cards accounts (including
                                             accounts associated with
                                             receivables that may have been
                                             transferred to third parties or
                                             charged off) to a new third party
                                             issuing bank and servicer within
                                             thirty (30) days following the date
                                             on which such receivables total
                                             $500,000 ("Required Transfer
                                             Date)..The Trust represents and
                                             warrants that from and after the
                                             date of transfer of the credit card
                                             receivables to a third party
                                             issuing bank and servicer, the
                                             credit card receivables, shall be
                                             established, serviced and collected
                                             in compliance in all material
                                             respects with applicable laws,
                                             rules and regulations. As
                                             compensation for its servicing
                                             activities with respect to the
                                             credit card accounts, the Trust
                                             shall pay to the Company a
                                             servicing fee equal to $5.00 per
                                             month per statemented credit card
                                             account, which fee, except as set
                                             forth above, shall be inclusive of
                                             third party fees and expenses in
                                             connection with servicing the
                                             credit card accounts. If, for any
                                             reason whatsoever except to the
                                             extent of actual delays directly
                                             caused by the Company, the credit
                                             card accounts have not been
                                             transferred to a new third party
                                             issuing bank and servicer on or
                                             before the Required Transfer Date,
                                             then the servicing fee shall
                                             increase by fifty cents per card
                                             per month for each month after the
                                             Required Transfer Date until the
                                             date of such transfer to a third
                                             party. The servicing fee shall be
                                             due and payable to the Company each
                                             month within
                                             fifteen (15) days following the
                                             Company's delivery of an invoice
                                             for such fees. The Company shall be
                                             entitled to deduct (i) such
                                             servicing fees; (ii) shortfalls by
                                             the Trust in funding (a) new
                                             purchases and cash advances, and
                                             (b) fraud, refunds, reversals and
                                             charge-backs; (iii) system and
                                             conversion fees; and (iv) the
                                             Reserve Deposit, from any net
                                             proceeds which may be due to the
                                             Trust from the credit card accounts
                                             and from the Reserve Deposit.

                                    (ii) within ninety (90) days after May 31,
2005, the Company shall pay to the Trust or its assignee, in immediately available funds, a sum (the "Initial Final Payment") equal to the sum of all amounts in respect of the 5% Fee accrued during the Term (but in no event shall amounts so accrued exceed $25,000,000), less (i) the sum of all Monthly Payments paid during the Term, (ii) less $1,000,000, and (iii) less the amount of the 5% Fee paid by the Company with respect to periods from October 8, 1996 through September 1, 1998, as such amount may be adjusted pursuant to the provisions of
Section 5 of this Amendment;

                                    (iii) within ninety (90) days after the
termination date of the Additional Term, if any, the Company shall pay to the Trust or its assignee, in immediately available funds, a sum (the "Additional Final Payment") equal to one-half of the 5% Fee in accordance with the provisions of Section 3(e) of the Agreement;

                                    (iv) Intentionally Omitted.

                                    (v) commencing on December 31, 1998 and
continuing through December 31, 1999, the Company shall have an option (the "Option") to acquire from Eikos all rights and benefits under the Agreement, as amended, as follows:

                                        (A) The Company shall pay the sum of
$100,000 to Eikos as the purchase price for the Option (The prior payment of which is hereby acknowledged by Eikos);

                                        (B) in the event that the Company elects
to exercise the Option, the Company shall deliver, on or before December 31, 1999, written notice to Eikos of its decision to exercise the Option together with its promissory note (the "Note") in the principal amount of twelve million dollars, ($12,000,000), bearing interest at a rate of 5.0% per annum from the date the Option is exercised, payable as follows: seven million dollars ($7,000,000)
in immediately available funds (the "Initial Option Payment") within ninety (90) days of delivery of the Note, and, five million dollars ($5,000,000) in immediately available funds (the "Final Option Payment") within one (1) year of delivery of the Note; and

                                        (C) in the event that the Company shall
exercise the Option pursuant to clause (B) above then, concurrent with the exercise, the obligation to pay the Monthly Payment and Deferral Fee shall terminate; provided, however, if the Company shall fail to make either the Initial Option Payment or the Final Option Payment in a timely manner, Eikos shall elect, within 90 days following such failure, at its option, to (i) cancel the Option and revert to payment of the 5% Fee in accordance with this Agreement (subject to the Company receiving credits against Monthly Payments and Deferral Fees for the amount of interest paid under the Note and for the Initial Option Payment, if paid), or (ii) collect on the Note, receive interest at a rate of fifteen percent (15%) per annum on the unpaid balance of the Note (including accrued interest thereon), and receive its costs of collection, including reasonable attorney's fees. Failure by Eikos to make its election within said 90 period, shall be deemed its election to cancel the Option pursuant to Subsection
(i).

 4. The second sentence of Section 3 of the First Amendment is hereby amended in its entirety as follows:

          The Consideration shall be, in a single lump sum, (a) deemed paid in connection with the Final Option Payment if the Option has been exercised, as such terms are defined in subsection 3(c)(v)(B) of the MBDA, or (b) deducted from the Initial Final Payment as and when made.

5. On or before June 1, 1999, Eikos, pursuant to the provisions of
Section 3(f) of the Agreement, shall conduct an audit of the 5% Fee due pursuant to this Agreement from its inception through September 1 1998 ("Audited Period"). If it is determined that there has been an underpayment for the Audited Period, then for the next 12 installments of the Deferral Fee due following such determination, one-twelfth of the amount of the underpayment shall be added to the Deferral Fee due and payable by the Company. If it is determined that there has been an overpayment, then for the next 12 installments of the Deferral Fee due following such determination, one-twelfth of the amount of the overpayment shall be deducted from the Deferral Fee due and payable by the Company. If it is determined that there has been an overpayment of more than $300,000, then the number of installments will be increased from 12 to the number necessary to properly adjust for the amount of the overpayment. For each $22,500 of the cash equivalent amount of overpayments or underpayments of the 5% Fee, an adjustment hereunder of $25,000 in Deferral Fees shall be made. If the determination has not been made by June 1, 1999, then the Company shall not be obligated to make the Deferral Fee until the earlier of (i) June 1, 2000, or
(ii) the first day of the month following the month in which the determination is made


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

("Automatic Deductions"). The amount of any Automatic Deductions made shall be included in the calculation of whether an overpayment or underpayment of the 5% Fee has been made for the period from the inception of this Agreement through the date of this Amendment. With respect to overpayments and underpayments for the period governed by this Section 5, the timing for the payment of such amounts shall be as set forth in this Section without regard to the timing provisions of Section 3 (f) of the Agreement.

6. Eikos represents and warrants that it is the sole owner of all right, title and interest in and to: (i) the MBDA and Sections 3 and 4 of the First Amendment, and the right to receive payments thereunder, and that it has not transferred or pledged all or any interest in same, and (ii) all credit cards previously delivered by the Company to Eikos in satisfaction of the Company's obligations to pay the 5% Fee and that Eikos has not transferred all or any interest in same.

7. Capitalized terms used herein without being defined shall have the meanings given to them in the MBDA or First Amendment. The term "Trust" when used in the MBDA, First Amendment and this Amendment shall mean Eikos. As used in Section 3 above (which modifies Sections 3(a) through 3(c) of the MBDA) the term "Agreement" shall mean the MBDA, the term "Amendment" shall mean this Amendment, and the term "date of this Amendment" shall mean the date of this Amendment.

8. Except as otherwise provided herein, the MBDA is not changed and remains in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

THE CREDIT STORE, INC.,                  EIKOS MANAGEMENT LLC, an
a Delaware corporation                        Isle of Man Limited Liability
                                              Company
                                         By Ionian Trust Company
                                              Limited, a Republic of Ireland
                                              Corporation
                                              Its Administrative Member




By:    /s/  Martin J. Burke
    ------------------------------            By:  /s/  Derek M. Galanis
    Martin J. Burke                             ------------------------------
    Chairman and CEO                               Derek M. Galanis
                                                   President




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